EXHIBIT 99.1

SigmaTron International, Inc. Announces Cash Tender Offer for Any and All Eligible Stock Options

ELK GROVE VILLAGE, Ill., Oct. 1, 2013 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (Nasdaq:SGMA), an electronic manufacturing services company, today announced that it has commenced a cash tender offer (the "Offer") for any and all eligible stock options held by its current and former employees, including officers, and directors ("Eligible Holders"). The tender offer will commence today and will expire at 11:59 p.m. (Eastern Time) on October 29, 2013 (the "Expiration Time"), unless otherwise extended or terminated by the Company in its sole discretion in accordance with the terms and conditions of the tender offer. Tenders of shares must be made on or prior to the Expiration Time and may be withdrawn at any time prior to the Expiration Time.

The tender offer applies to outstanding stock options which have not expired or terminated prior to the Expiration Time held by Eligible Holders with an exercise price equal to or greater than $9.17 per share. As of October 1, 2013, there were 395,190 eligible options. If all these options are tendered and accepted in the Offer, the aggregate cash purchase price for these options would be approximately $301,500.

The Offer is not contingent on any minimum or maximum number of options being tendered. However, the Offer is subject to a number of other terms and certain conditions as set forth in the offering documents. Neither the Company's management nor its Board of Directors makes any recommendation in connection with the Offer.

This press release is for informational purposes only, and does not constitute an offer to exchange or the solicitation of an offer to exchange any stock options. The full details of the Offer, including instructions on how to tender eligible options, along with the related materials, are expected to be delivered promptly to each holder of eligible options at no expense to them. Each holder of eligible options should carefully read the tender offer materials, as they contain important information, including various terms and conditions of the Offer. A tender offer statement on Schedule TO has been filed with the Securities and Exchange Commission (the "SEC") and is available along with other filed documents for free on the website of the SEC at www.sec.gov. Copies of the tender offer statement may also be obtained on the Company's website, www.sigmatronintl.com. Eligible Holders of eligible options are urged to carefully read the tender offer statement (including the related offer to purchase, a letter of transmittal, and other offer documents) prior to making any decision with respect to the Offer.

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Ho Chi Minh City, Vietnam. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Note: This press release contains forward-looking statements. Words such as "continue," "anticipate," "will," "expect," "believe," "plan," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including, but not necessarily limited to, the Company's continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the results of long-lived assets and goodwill impairment testing; the variability of our customers' requirements; the availability and cost of necessary components and materials; the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company's business; the turmoil in the global economy and financial markets; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Company to manage its growth, including its integration of the Spitfire operation acquired in May 2012. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and as risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

CONTACT: For Further Information Contact:
         SigmaTron International, Inc.
         Linda K. Frauendorfer
         1-800-700-9095